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                                                                      EXHIBIT 11

              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                 (IN THOUSANDS)

                                   (UNAUDITED)

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                                                                     Three Months              Nine Months
                                                                  Ended September 30,      Ended September 30,
                                                                 ---------------------    --------------------
                                                                   2000         1999        2000        1999
                                                                 --------     --------    --------    --------
Per share income (loss) before dividends
  and accretion on preferred stock:

Income (loss) before dividends and accretion
  on preferred stock                                             $(7,602)     $   568     $14,190     $  (368)
                                                                 =======      =======     =======     =======

Weighted average common shares outstanding:
     Shares attributable to common stock outstanding              21,613       22,429      21,906      23,172
     Shares attributable to common stock
       equivalents outstanding                                        --          241         315         306
                                                                 -------      -------     -------     -------
                                                                  21,613       22,670      22,221      23,478
                                                                 =======      =======     =======     =======

Per share income (loss) before dividends and
  accretion on preferred stock                                   $ (0.35)     $  0.03     $  0.64     $ (0.02)
                                                                 =======      =======     =======     =======

Per share dividends and accretion on mandatorily redeemable preferred:

Dividends and accretion on mandatorily
  redeemable preferred:                                          $    --      $    --     $    --     $    (2)
                                                                 =======      =======     =======     =======

Weighted average common shares outstanding:
     Shares attributable to common stock outstanding              21,613       22,429      21,906      23,172
     Shares attributable to common stock
       equivalents outstanding                                        --          241         315         306
                                                                 -------      -------     -------     -------
                                                                  21,613       22,670      22,221      23,478
                                                                 =======      =======     =======     =======

Per share dividends and accretion on mandatorily
  redeemable preferred:                                          $    --      $    --     $    --     $    --
                                                                 =======      =======     =======     =======

Net income (loss) per share applicable to common stock:

Net income (loss) applicable to common stock                     $(7,602)     $   568     $14,190     $  (370)
                                                                 =======      =======     =======     =======

Weighted average common shares outstanding:
     Shares attributable to common stock outstanding              21,613       22,429      21,906      23,172
     Shares attributable to common stock
       equivalents outstanding                                        --          241         315         306
                                                                 -------      -------     -------     -------
                                                                  21,613       22,670      22,221      23,478
                                                                 =======      =======     =======     =======

Net income (loss) per share applicable to common stock:          $ (0.35)     $  0.03     $  0.64     $ (0.02)
                                                                 =======      =======     =======     =======
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